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EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 29, 1994, with respect to the consolidated financial statements of Mid South Bancshares, Inc. and Subsidiaries for the years ended December 31, 1992 and 1991 included in the Registration Statement (Form S-4, No. 33-00000) and related Prospectus of Union Planters Corporation for the registration of 570,625 shares of its common stock.



Ernst & Young LLP

Little Rock, Arkansas
September 29, 1994